                                                                    EXHIBIT 1.01

                                    4,000,000

                              TALARIAN CORPORATION

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE

                             UNDERWRITING AGREEMENT

                                                                   July __, 2000


LeHMAN BROTHERS INC.
SG COWEN SECURITIES CORP.
WIT SOUNDVIEW CORPORATION
FIDELITY CAPITAL MARKETS, A division of
  National Financial Services Corporation

As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

        Talarian Corporation, a Delaware corporation (including its predecessor in interest, Talarian Corporation, a California corporation, the "Company"), proposes to sell 4,000,000 shares (the "Firm Stock") of the Company's common stock, par value $0.001 per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 600,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2(the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.



        1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

             (a) A registration statement on Form S-1 and amendments thereto with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; and a



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        second registration statement on Form S-1 with respect to the Stock (i)
        may also be prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and (ii) if so prepared, will be filed with the Commission under the Securities Act pursuant to Rule 462(b) of the Rules and Regulations on the date hereof. Copies of the first such registration statement and the amendments to such registration statement, together with the form of any such second registration statement, have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means (i) with respect to the first such registration statement, the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and (ii) with respect to any second registration statement, the date and time as of which such second registration statement is filed with the Commission, and "Effective Times" is the collective reference to both Effective Times; "Effective Date" means (i) with respect to the first such registration statement, the date of the Effective Time of such registration statement and (ii) with respect to any second registration statement, the date of the Effective Time of such second registration statement, and "Effective Dates" is the collective reference to both Effective Dates; "Preliminary Prospectus" means each prospectus included in any such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Primary Registration Statement" means the first registration statement referred to in this Section 1(a), as amended at its Effective Time, "Rule 462(b) Registration Statement" means the second registration statement, if any, referred to in this Section 1(a), as filed with the Commission, and "Registration Statements" means both the Primary Registration Statement and any Rule 462(b) Registration Statement, including in each case all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with
        Section 5(a) hereof and deemed to be a part of the Registration Statements as of the Effective Time of the Primary Registration Statement pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

             (b) The Primary Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact


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        required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statements or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

             (c) The Company and each of its subsidiaries (as defined in Section
        16) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and the Company's subsidiary is not a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations. The subsidiary of the Company listed in Exhibit 21 to the Registration Statement constitutes the only subsidiary of the Company required to be listed therein.

             (d) The Company had on the stated date an authorized and outstanding actual and pro forma capitalization as set forth under the caption "Capitalization" in the Prospectus and, following the offering, will have an authorized and outstanding pro forma as adjusted capitalization as set forth under the caption "Capitalization" in the Prospectus; and all of the issued shares of capital stock of the Company were on the stated date set forth under the caption "Capitalization" in the Prospectus and are as of the date hereof duly and validly authorized and issued, fully paid and non-assessable, and conform in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

             (e) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the descriptions thereof contained in the Prospectus; except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company and its subsidiaries, or obligations of the Company and its subsidiaries to issue, any class of capital stock of the Company or any of its subsidiaries; and except as described in the Prospectus, there are no restrictions on transfer or voting of any


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        capital stock of the Company pursuant to the Company's Amended and
        Restated Certificate of Incorporation (the "Certificate of Incorporation") or any agreement to which the Company is a party or by which it may be bound or to which any of its property or assets may be subject.

             (f) The Company has full right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and this Agreement has been duly authorized, executed and delivered by the Company.

             (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and the migratory merger to Delaware described in the Prospectus (such actions are herein collectively called the "Merger") did not, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation of the Company or the charter or by-laws or similar organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934 (the "Exchange Act") and applicable state securities laws, or from the National Association of Securities Dealers (the "NASD") in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or governmental body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and the Merger.

             (h) Each of the conditions to the closing of the transactions contemplated by (i) the Agreement and Plan of Merger, dated March 7, 2000 (the "WhiteBarn Agreement"), between the Company and WhiteBarn, Inc., an Illinois corporation ("WhiteBarn") and (ii) the Asset Purchase Agreement, dated as of September 30, 1999 (the "GlobalCast Agreement"), between the Company and GlobalCast Communications, Inc., a California corporation ("GlobalCast") has been satisfied or waived, the respective closings under the WhiteBarn Agreement and the GlobalCast Agreement have been consummated in accordance with the respective terms of such agreements, and the merger of WhiteBarn with and into the Company pursuant to the WhiteBarn Agreement has been duly consummated in accordance with the laws of California and Illinois.


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             (i) Except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

             (j) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock or securities convertible into or exchangeable for, shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

             (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

             (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statements or included in the Prospectus present fairly the financial condition and results of operations of the Company, WhiteBarn and GlobalCast, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The summary consolidated financial data and selected consolidated financial data included in the Prospectus present fairly the financial information shown therein and have been accurately extracted or derived from the audited financial statements of the Company, WhiteBarn and GlobalCast. The pro forma consolidated financial information included in the Prospectus (i) is presented fairly in all material respects, (ii) has been prepared in accordance with the Rules and Regulations with respect to pro forma financial statements and (iii) has been properly compiled on the bases described therein, and the assumptions used in the preparation of the pro forma consolidated financial information included in the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.



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             (m) KPMG, LLP, which has certified certain financial statements of the Company, WhiteBarn and GlobalCast, the report of which appears in the Prospectus and which has delivered the initial letter referred to in
        Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

             (n) The Company and each of its subsidiaries do not own any real property and have good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

             (o) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

             (p) The Company and each of its subsidiaries hold all licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, except where the failure to have such licenses, certificates or permits, either singly or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company.

             (q) Except as described in the Registration Statement, the Company and its subsidiaries each own or possess adequate rights to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, licenses, license rights, technology, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") reasonably necessary to carry on the business of the Company and the subsidiaries and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received notice of any claim of conflict with, any Intellectual Property rights of others or contractual obligations binding on the Company or any of its subsidiaries or any of its officers, directors or employees. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or any subsidiary that are required to be described in the Prospectus and are not described in


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        all material respects. Neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. Except as specifically disclosed in the Prospectus, the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

             (r) The Company and each of its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where failure to be so in compliance would not materially adversely affect the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

             (s) Neither the Company nor, to the Company's knowledge, any of its affiliates has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the shares of Common Stock. The Company acknowledges that the Underwriters may engage in passive market making transactions in the shares of Common Stock on the NASDAQ National Market System in accordance with Regulation M under the Exchange Act.

             (t) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which would reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

             (u) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to either of the Registration Statements by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to either of the Registration Statements as permitted by the Rules and Regulations.

             (v) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

             (w) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which would reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, or business of the Company and its subsidiaries taken as a whole.



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             (x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

             (y) Each of the Company and its subsidiaries has filed all federal, state and local income and franchise tax returns, reports and other information required to be filed through the date hereof and has paid all taxes due thereon, except where such tax is being contested in good faith, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

             (z) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities other than securities issued pursuant to options, warrants or convertible securities outstanding on the date as of which such information is given, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

             (aa) The Company (i) makes and keeps accurate books and records and
        (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is


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        permitted only in accordance with management's authorization and the reported accountability for its assets is compared with existing assets at reasonable intervals.

             (bb) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

             (cc) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other similar governing documents, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets is subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business, except, in the case of clause (ii) and (iii) such violation or default as does not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

             (dd) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

             (ee) Neither the Company nor any of its subsidiaries has (i) violated any material environmental statute, rule, regulation, order, judgment, decree or permit in any jurisdiction in which the Company or such subsidiary conducts any business or owns or holds any properties or assets or (ii) received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substance or wastes, pollutants or contaminants, except where such violation or liability could not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.



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             (ff) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations or products of the Company or its subsidiaries have been or will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 problem has had or will have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

             (gg) There are no material acquisitions of businesses or assets by the Company or any of its subsidiaries pending, contemplated or currently being negotiated.

             (hh) None of the Company, any subsidiary of the Company or any director or officer of the Company or of any subsidiary of the Company is (i) a director, officer, or partner of any brokerage firm, broker or dealer that is a member of the NASD; and each such member, an "NASD member") or (ii) directly or indirectly, a "person associated with" a NASD member or an "affiliate" of a NASD member, as such terms are used in the NASD by-laws or rules.

             (ii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

             (jj) The shares of Common Stock have been approved for quotation on the NASDAQ National Market System, subject to official notice of issuance.

             (kk) The Company has not distributed and will not distribute prior to the later of (i) the Delivery Date, or any date on which shares of Option Stock are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

             (ll) All offers and sales of the securities of the Company by the Company prior to the offer and sale of the Stock were made in compliance with the Securities Act and all other applicable state and federal laws or regulations.



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        2. Purchase of the Shares of Common Stock by the Underwriters. On the
basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,000,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto.

        In addition, the Company grants to the Underwriters an option to purchase up to 600,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the names of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

        The price of both the Firm Stock and any Option Stock shall be $_____ per share.

        The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

        3. Offering of Shares by the Underwriters.

        Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus; provided, however, that no Stock registered pursuant to the Rule 462(b) Registration Statement, if any, shall be offered prior to the Effective Time thereof.

        4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Stock shall be made in New York, New York with a concurrent closing at the offices of Simpson Thacher & Bartlett at 3373 Hillview, Suite 250, Palo Alto, California at 10:00 A.M., New York time, on [________], 2000, the fourth full business day following the date of this Agreement, or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire or certified or official bank check or checks payable in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York time, on the business day prior to the First Delivery Date.

        At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

        Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire or certified or official bank check or checks payable in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York time, on the business day prior to the Second Delivery Date.

        5. Further Agreements of the Company. The Company agrees:

             (a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and to file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M., New York time, on the day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statements or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

             (b) To furnish promptly to each of the Representatives a conformed copy and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

             (c) To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and (ii) each Preliminary Prospectus, the Prospectus (not later than 6:00 P.M., New York time, of the day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 6:00 P.M., New York time, on the day following the date of such amendment or supplement); and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time of the Primary Registration Statement in connection with the offering or sale of the Stock (or any other securities relating thereto) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the Effective Time of the Primary Registration Statement, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

             (d) To file promptly with the Commission any amendment to the Registration Statements or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

             (e) Prior to filing with the Commission (i) any amendment to either of the Registration Statements or any supplement to the Prospectus or
        (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

             (f) As soon as practicable after the Effective Date of the Primary Registration Statement (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
        Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

             (g) For a period of five years following the Effective Date of the Primary Registration Statement, to furnish to the Representatives at their request copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automatic quotation system upon which the Common Stock may be listed or quoted pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

             (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such domestic jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

             (i) (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (a) offer for sale, sell or contract to sell, pledge or otherwise dispose of, or announce an offering of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any shares of Common Stock or other equity securities of the Company or any securities convertible into or exchangeable for any shares of Common Stock or other equity securities, or sell or grant options, rights or warrants with respect to any shares of Common Stock or equity securities of the Company or any securities convertible into or exchangeable for any shares of Common Stock or other equity securities (other than (i) options or shares issued pursuant to the share option and stock purchase plans described in the Prospectus and (ii) shares issued pursuant to currently outstanding options, warrants or rights, in each case as in effect on the date hereof, provided that the recipient of shares pursuant to clause (i) or (ii) has executed a lock-up agreement referred to below or such options are not exercisable in whole or in part prior to the 180th day after the date of the Prospectus, (iii) upon prior written notice to Lehman Brothers, shares, not exceeding 20% of the outstanding Common Stock of the Company, issued in connection with acquisitions in which none of such shares are required to be registered under the Securities Act prior to the 180th day after the date of the prospectus, provided that each recipient of any such shares has executed with respect to such shares a lock-up agreement referred to below) or
        (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Common Stock or other equity securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of shares of Common Stock or other equity securities in cash or otherwise, in each case without the prior written consent of Lehman Brothers on behalf of the Underwriters; (ii) to cause each director, executive officer, employee holding options or warrants and shareholder (except shareholders listed on Schedule 2 hereto) of the Company to furnish to the Representatives, prior to the First Delivery Date, a "lock-up" letter (each, a "Lock-up Letter"), substantially in the form of Exhibit A hereto; and (iii) to cause each shareholder listed on Schedule 2 hereto to comply with the "lock-up" provisions to which such shareholder is subject under its purchase or similar agreement with the Company, which the Company represents and warrants prohibits all such shareholders from selling any shares of capital stock of the Company owned by such shareholder on the First Delivery Date for the 180-day "lock-up period" set forth in the Lockup-Letters; and not to permit any such shareholder to sell or transfer any shares of capital stock prior to the end of such 180-day lock-up period in each case without the consent of Lehman Brothers on behalf of the Underwriters, and, in connection therewith, shall instruct the Transfer Agent not to make any transfers of such stock for such period..

             (j) Prior to the Effective Date, to apply for the listing of the Shares on the Nasdaq National Market System and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

             (k) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;

             (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

             (m) Between the date hereof and the First Delivery Date (both dates inclusive), to notify and consult with the Representatives, and to cause its subsidiaries and all other parties acting on its or their behalf to notify and consult with the Representatives, prior to issuing any press release or other announcement which could be material in the context of the distribution of the Shares;

             (n) In connection with the Directed Share Program, to ensure that the Directed Shares shall be restricted to the extent required by the NASD or pursuant to the rules of the NASD from sale, transfer, assignment, pledge or hypothecation for a period of three months following the Effective Dates and also to direct the transfer agent to place stop transfer restrictions upon the Directed Shares for such period of time; and

             (o) To comply with all applicable laws and regulations in each non-U.S. jurisdiction in which the Directed Shares are offered or sold.

        6. Expenses. The Company agrees to pay the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statements and any amendments and exhibits thereto; the costs of distributing the Registration Statements as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; the costs of reproducing and distributing this Agreement; the costs, if any, of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication; the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; any applicable listing or other fees (including any fees incurred in listing the Stock on the NASDAQ National Market System); the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); all reasonable costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of shares of the Stock by the Underwriters to officers, directors, employees and consultants of the Company and their family members and to other persons having business relationships with the Company and its subsidiaries, as described in Section 3 ; and all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this
Section 6 and in Sections 8 and , the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

        7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the

Company of its obligations hereunder, and to each of the following additional terms and conditions:

             (a) The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of either of the Registration Statements or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in either of the Registration Statements or the Prospectus or otherwise shall have been complied with.

             (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that either of the Registration Statements or the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the reasonable opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to made the statements therein not misleading.

             (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statements and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and the Merger shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

             (d) Fenwick & West LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect that:

                    (i) The Company has been duly incorporated and is validly
             existing as a corporation in good standing under the laws of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition or results of operations, and has all corporate power and corporate authority necessary to own or hold its properties and conduct the business described in the Prospectus;

                    (ii) The Company had on the stated date an authorized actual capitalization as set forth under the caption "Capitalization" in the Prospectus and immediately following the Offering will have the pro forma and pro forma as adjusted authorized capitalization as set forth in under the caption "Capitalization" in the Prospectus; and all of the issued and outstanding shares of capital stock of the Company were on the stated date set forth under the caption "Capitalization" in the Prospectus and are as of the date hereof duly and validly authorized and issued, fully paid and non-assessable, and the terms of such stock and of the Stock conform in all material respects to the description thereof contained in the Prospectus;

                    (iii) The shares of the Stock to be issued and sold by the
             Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable;

                    (iv) The Company has all requisite corporate power and
             corporate authority to issue, sell and deliver the Stock in accordance with and upon the terms and conditions set forth in this Agreement; the filing of the Registration Statement and the Prospectus with the Commission has been duly authorized by and on behalf of the Company; the Registration Statement has been duly executed; and no further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance of the Stock;

                    (v) The statements made in the Prospectus under the caption
             "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the Company's Common Stock (including the Stock), constitute accurate summaries of the terms of such Common Stock in all material respects;

                    (vi) Except as described in or contemplated by the
             Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or, to such counsel's knowledge, any agreement or other instrument and, to such counsel's knowledge, no holder of any securities of the Company or any other person has any right under the Company's charter, contractually, or otherwise, which right has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them or to permit them to underwrite the sale of any shares of capital stock of the Company;

                    (vii) Except as described in or contemplated by the
             Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any such shares;

                    (viii) To such counsel's knowledge and other than as set
             forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject that are required to be disclosed therein; and, to such counsel's knowledge, no such proceedings are overtly threatened or contemplated by governmental authorities or overtly threatened by others;

                    (ix) (i) Based solely upon oral advice of the Commission's staff, the Primary Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, (ii) the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, (iii) the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, (iv) to the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statements has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                    (x) The Registration Statements, as of their respective
             Effective Dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to such Delivery Date (other than the financial statements and related notes and schedule and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                    (xi) The statements made in the Prospectus under the
             captions "Management--Change of Control Arrangements, --Employee Benefit Plans and Option Grants, --Indemnification of Directors and Officers and Limitation on Liability", "Business--Strategic Relationships", "Business--Intellectual Property and Other Proprietary Rights," "Related Party Transactions" and "Shares Eligible for Future Sale" insofar as they purport to constitute non-numerical summaries of the terms of statutes, governmental rules and regulations thereunder or contracts and other documents constitute accurate non-numerical summaries of the terms of such statutes, rules and regulations, contracts and other documents in all material respects.

                    (xii) To such counsel's knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statements by the Securities Act or by the

             Rules and Regulations that have not been described or filed as exhibits to the Registration Statements;

                    (xiii) This Agreement has been duly authorized, executed and delivered by the Company;

                    (xiv) The issue and sale of the shares of Stock being
             delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby (other than the performance by the Company of its obligations under the indemnification and contribution provisions hereof) and pursuant to the Merger did not and do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement or instrument filed as an exhibit to the Registration Statement, except as would not have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiary taken as a whole, nor did or do such actions result in any violation of the provisions of the charter or by-laws of the Company (including the charter or bylaws of Talarian Corporation, a California corporation) or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws or from the NASD in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or governmental body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and pursuant to the Merger, other than those that were obtained or made;

                    (xv) The Company is not, and will not become, as an
             immediate result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the Investment Company Act of 1940;

                    (xvi) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person (a) except as described in the Prospectus, the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person (b) the right, other than rights which have been waived or satisfied, to require the Company to include such securities in the securities registered pursuant to the Registration Statements or
             (c) except as described in the Prospectus, the right to include such securities in any securities registered pursuant to any other registration statement filed by the Company under the Securities Act in the future;

                    (xvii) to the knowledge of such counsel, neither the Company nor its subsidiary has received any notice of infringement of or conflict with asserted rights of any third party that has not been satisfied or withdrawn with respect to any patents, patent applications, trademarks, service marks, trade names, licenses, copyrights, technology and proprietary or other confidential information currently employed by them in connection with their respective businesses which, singly or in the aggregate, would reasonably be expected to result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiary taken as a whole.

        In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of California; and (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of other states upon the opinion of other counsel of good standing, provided that such other counsel is satisfactory to counsel for the Underwriters and furnishes a copy of its opinion to the Representatives. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis, has acted as counsel to the Company in connection with previous financing transactions and has acted as counsel to the Company in connection with the preparation of the Registration Statements, and (y) based on the foregoing, no facts have come to the attention of such counsel that cause it to believe that the Registration Statements, as of their respective Effective Dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing statement of belief may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus except to the extent set forth in paragraphs (v) and (xi) above.

             (e) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the shares of Stock, the Registration Statement, the Prospectus and other related matters as the

        Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

             (f) At the time of execution of this Agreement, the Representatives shall have received from KPMG, LLP, a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

             (g) With respect to the letter of KPMG, LLP, referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (as used in this paragraph, the "initial letter"), the Company shall have furnished to the Representatives a letter (as used in this paragraph, the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

             (h) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating, on behalf of the Company, that:

                    (i) The representations, warranties and agreements of the
             Company in Section 1 are true and correct in all material respects as of such Delivery Date; the Company has complied with all its agreements contained herein in all material respects; and the conditions set forth in Section 7(a) have been fulfilled;

                    (ii) (A) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and

                    (iii) They have carefully examined the Registration
             Statements and the Prospectus and, in their opinion (A) the Registration Statements, as of their respective Effective Dates, and the Prospectus, as of each of the Effective Dates, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date of the Primary Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to either of the Registration Statements or the Prospectus.

                    (iv) To their knowledge, no stop order suspending the
             effectiveness of either of the Registration Statements or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

             (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
        (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

             (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the

        New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities,
        (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

             (k) The NASDAQ National Market System shall have approved the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        8. Indemnification and Contribution.

        (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentation made to investors by the Company (whether in person or electronically ) ("Roadshow Materials"),
(ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto, or in any Roadshow Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgement by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or wilful misconduct), and shall reimburse each Underwriter and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statements or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein and described in
Section 8(e); and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or employees or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
Section 5(c) The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

        (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein and described in Section 8(e), and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

        (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 , notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8 If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel (and any necessary local counsel) to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this
Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 8 consist of any Underwriter or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section 8 consist of the Company or any of the Company's directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

        (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

        (e) The Underwriters severally confirm that the statements with respect to the public offering of the Stock set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statements and the Prospectus.

        9. Directed Share Program.

        It is understood that approximately [_________] shares of the Firm Stock ("Directed Shares") will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and consultants of the Company and their family members and to other persons having business relationships with the Company and its subsidiaries ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively confirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public upon the terms and conditions set forth in the Prospectus.

        The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

        In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers Inc. and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc.

        10. Defaulting Underwriters.

        If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2 If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the shares of the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12 As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 10, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the First Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        11. Termination.

        The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

        12. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 11), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives.

        13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

             (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to:

                                       LEHMAN BROTHERS INC.
                                       Three World Financial Center
                                       New York, New York 10285
                                       Attention:  Syndicate Department
                                       Fax: 212-528-8822

             (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Primary Registration Statement, Attention: Michael A. Morgan (Fax:
        650-965-9077), with a copy to Barry J. Kramer, Esq., Fenwick & West LLP, Two Palo Alto Square, Palo Alto California, 94306;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

        14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control each

Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        16. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the NASDAQ National Market is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

        18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                       Very truly yours,

                                       TALARIAN CORPORATION

                                       By:
                                          ------------------------------------
                                          Name:  Paul Larson
                                          Title: Chief Executive Officer



Accepted:

LEHMAN BROTHERS INC.
SG COWEN SECURITIES CORP.
WIT SOUNDVIEW CORPORATION
FIDELITY CAPITAL MARKETS, a division of National Financial Services Corporation

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto


By:    LeHMAN BROTHERS INC.

By:
   -----------------------------------
       Authorized Representative

                                   SCHEDULE 1


                                                                                     Number of
               Underwriters                                                            Shares
               ------------                                                           --------
Lehman Brothers Inc. ..............................................................
SG Cowen Securities Corp. .........................................................
Wit Soundview Corporation
Fidelity Capital Markets, a division of
  National Financial Services Corporation .........................................
                                                                                      --------
      Total .......................................................................
                                                                                      ========

                                   SCHEDULE 2



      Shareholder Name

                                                                       EXHIBIT A



                            [FORM OF LOCK-UP LETTER]

                            LOCK-UP LETTER AGREEMENT


LEHMAN BROTHERS INC.
SG COWEN SECURITIES CORPORATION
WIT SOUNDVIEW CORPORATION
FIDELITY CAPITAL MARKETS, a division of
  National Financial Services Corporation
As Representatives of the several
   Underwriters,
c/o Lehman Brothers Inc.
Three World Financial Center
New York New York 10285

Dear Sirs:

        The undersigned understands that you and certain other firms may enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the "SHARES") of Common Stock, without par value (the "COMMON STOCK"), of Talarian Corporation, a California corporation, (together with any successor Delaware corporation resulting from a merger for purposes of changing the jurisdiction of incorporation of Talarian Corporation, the "COMPANY;" and, in the event of such merger, the term "Common Stock" shall include the common stock of such successor corporation), and that the Underwriters would propose to reoffer the Shares to the public (the "OFFERING").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. ("LEHMAN BROTHERS"), on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed, or could be expected, to result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the closing of the Offering, or sell or grant options, rights or warrants with respect to any such shares of Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering.



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        Notwithstanding the foregoing, (i) if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock either during his or her lifetime or upon death by will or intestacy to his or her immediate family or to a trust if the beneficiaries of such trust are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however , that prior to any such transfer each transferee shall execute an agreement substantially identical to this agreement, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof, (ii) if the undersigned is a partnership, the partnership may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to a partner of such partnership, to a retired partner of such partnership, or to the estate of any such partner or retired partner, and any such partner who is an individual may transfer such shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock by gift, will or intestacy to a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement substantially identical to this agreement, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof and (iii) if the undersigned is a nonpublic corporation, such corporation may transfer shares of Common Stock to an affiliated nonpublic corporation, partnership or other affiliated entity, provided that the transferor corporation owns 50% or more of the voting power of such transferee nonpublic corporation, partnership or other affiliated entity, as the case may be, and may distribute shares of Common Stock to its shareholders, who may in turn make transfers as set forth in clause (i) above; provided, however, that prior to any such transfer each transferee shall execute an agreement substantially identical to this agreement, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law, sister-in-law, or domestic partner of the transferor.

             In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

             It is understood that, if Lehman Brothers notifies the undersigned that it does not intend to proceed with the Offering or if the Underwriting Agreement (other than the provisions thereof which survive termination), after it becomes effective, shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement. This Lock-Up Letter Agreement shall expire on August 15, 2000 if the Offering has not been consummated prior to such date unless the Company agrees, in writing, with Lehman Brothers to extend the expiration date to a date not later than December 31, 2000.

             The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.



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             Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

             The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.








                                       Very truly yours,
                                       *

                                       By:
                                          -----------------------------------
                                          Name:
                                        **Title:



Dated: March     , 2000


* Insert name of entity if applicable
** Not applicable for individuals



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